                                                                   EXHIBIT 99(b)


TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "EXCHANGE AGENT") NO LATER THAN 5:00 P.M., EASTERN TIME, ON _______, 2004 (THE "ELECTION DEADLINE").

                               CASH ELECTION FORM

              SHARES OF COMMON STOCK, $0.10 PAR VALUE PER SHARE, OF
                           FLORIDAFIRST BANCORP, INC.
                      PLEASE READ AND FOLLOW CAREFULLY THE
                            ACCOMPANYING INSTRUCTIONS


         This cash election form is to be used in connection with the acquisition of FloridaFirst Bancorp, Inc. ("FloridaFirst Bancorp") by SouthTrust of Alabama, Inc. ("SouthTrust of Alabama") pursuant to the merger of FloridaFirst Bancorp with and into SouthTrust of Alabama, in accordance with the terms of the Agreement and Plan of Merger, dated as of February 4, 2004, between FloridaFirst Bancorp and SouthTrust of Alabama, and joined in by SouthTrust Corporation, as amended by Amendment No. 1 dated as of March 9, 2004 (as amended, the "Merger Agreement"). A copy of the Merger Agreement is included as Appendix A to the proxy statement/prospectus, dated _______, 2004, relating to the merger. Extra copies of the proxy statement/prospectus will be made available upon request to the Exchange Agent at one of the addresses set forth below.

         Pursuant to the Merger Agreement, you may elect to receive cash in the amount of $27.12 per share in exchange for some or all of your shares of FloridaFirst Bancorp common stock. Your ability to elect to receive cash is subject to certain limitations, and the number of shares for which you elect to receive cash may be reduced in certain circumstances.

         If you wish to make a cash election with respect to any or all of your shares of FloridaFirst Bancorp common stock in connection with the merger of FloridaFirst Bancorp with and into SouthTrust of Alabama, you must (1) sign this cash election form in the space provided on the subsequent page and (2) mail or deliver the completed form to the Exchange Agent at the following address. You may use the enclosed envelope addressed to American Stock Transfer & Trust Company. In order to properly make a cash election, this cash election form must be received by the Exchange Agent prior to 5:00 p.m., Eastern Time, on __________, 2004, the Election Deadline.

                     American Stock Transfer & Trust Company
                                Reorg Department
                           59 Maiden Lane, Plaza Level
                               New York, NY 10038

         The proxy statement/prospectus, dated ________, 2004, contains important information about the merger and the cash election option. You should read the proxy statement/prospectus carefully before deciding whether to complete this cash election form.

         Any shares of FloridaFirst Bancorp common stock for which you do not elect to receive cash will be converted into SouthTrust common stock at the exchange ratio set forth in the Merger Agreement when and if the merger is completed.

         If you have questions about the cash election, you may contact Kerry P. Charlet at FloridaFirst Bancorp, telephone (863) 688-6111.

                              IMPORTANT INFORMATION

         The undersigned elects, as indicated herein, to have the specified number of the undersigned's shares of $0.10 par value common stock of FloridaFirst Bancorp converted at the effective time of the merger into the cash consideration of $27.12 per share.


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



         It is understood that the cash election is subject to the terms, conditions, and limitations set forth in the Merger Agreement and described in the proxy statement/prospectus.

         Checks for the cash consideration will not be sent until the merger has been completed.

         Note: The tax consequences of a cash election to a holder of FloridaFirst Bancorp common stock vary from the tax consequences of not making a cash election. For information on the U.S. federal income tax consequences of making a cash election, see "Material Federal Income Tax Consequences of the Merger - Optional Cash Election" in the proxy statement/prospectus. Holders of FloridaFirst Bancorp common stock should consult their own tax advisors with respect to the tax consequences of the merger to such holders, including tax reporting requirements and tax consequences under local, state, federal and foreign law.

         IMPORTANT: TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., EASTERN TIME, ON __________, 2004, THE ELECTION DEADLINE.

         The cash election procedures, including the maximum aggregate amount of cash that may be paid for FloridaFirst Bancorp shares by SouthTrust pursuant to such cash elections, are set forth in the Merger Agreement and summarized in the proxy statement/prospectus under "Effect of the Merger on FloridaFirst Bancorp Common Stock--Optional Cash Election." The Merger Agreement provides that the aggregate amount of cash to be paid for FloridaFirst Bancorp common stock shall not exceed 49% of the total consideration in the merger (the "maximum cash consideration"). If the total cash elections from FloridaFirst Bancorp shareholders exceed the aggregate cash consideration available, the number of FloridaFirst Bancorp shares for which you will receive cash will be reduced in proportion to the number FloridaFirst Bancorp shares for which the cash election is made. Therefore, even if you make a cash election, there is no assurance that you will receive cash in exchange for all of your designated shares of FloridaFirst Bancorp common stock. Those FloridaFirst Bancorp shares for which you do not receive cash will be converted into shares of SouthTrust common stock according to that exchange ratio set forth in the Merger Agreement and described in the proxy statement/prospectus.

         The Exchange Agent reserves the right to deem that the undersigned has not made a valid cash election if:

         (a) the undersigned fails to make either a "Cash Election for All Shares" or a "Cash Election for Less than All Shares" in which the undersigned specifies the number of shares covered by the election;

         (b) the undersigned fails to follow the instructions on this cash election form or otherwise fails to properly make a cash election; or

         (c) a completed cash election form is not received by the Exchange Agent by the Election Deadline.

         You will not receive the merger consideration until the merger is completed and the Exchange Agent has received all additional documents it may require. Furthermore, no interest will accrue or be payable on the merger consideration, including the cash consideration.

         Once the merger is completed, the Exchange Agent will send transmittal materials to all registered holders of FloridaFirst Bancorp common stock. The transmittal materials will provide instructions regarding the submission of your FloridaFirst Bancorp share certificates and the issuance of the cash consideration and/or shares of SouthTrust common stock in exchange therefor. Among other things, these transmittal materials will allow any check for cash consideration to be sent to a name or address different from the registered holder. DO NOT SUBMIT ANY CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE TRANSMITTAL LETTER AFTER THE MERGER HAS BEEN COMPLETED.

                                  INSTRUCTIONS

         This cash election form is to be completed and submitted to the Exchange Agent prior to the Election Deadline by those FloridaFirst Bancorp shareholders desiring to make a cash election. FloridaFirst Bancorp shareholders who do not complete and submit this cash election form prior to the Election Deadline cannot make a cash election. Instead, they will receive shares of SouthTrust common stock in accordance with the exchange ratio set forth in the Merger Agreement and described in the proxy statement/prospectus. Until any documents the Exchange Agent may require are received by the Exchange Agent at the address set forth on the front of this cash election form, the shareholder will not receive the check representing the cash consideration. Notwithstanding the foregoing, checks for the cash consideration will not be sent until the merger is completed, and no interest shall accrue or be payable on such amount.

         1. Time in Which to Make a Cash Election. For a cash election to be validly made, the Exchange Agent must receive, at the address set forth on the front of this cash election form, prior to the Election Deadline, this cash election form, properly completed and executed. Any shareholder whose cash election form is not so received will be deemed not to have made a cash election.

         2. Change or Revocation of Cash Election. A FloridaFirst Bancorp shareholder who has made a cash election may at any time prior to the Election Deadline change or revoke such shareholder's cash election by submitting to the Exchange Agent a revised cash election form, properly completed and signed. After the Election Deadline, a holder of FloridaFirst Bancorp common stock may not change or revoke his or her cash election unless the Merger Agreement is terminated.

         3. Forms of Election by Nominees. Any registered holder of FloridaFirst Bancorp common stock who is a nominee for more than one beneficial owner (provided, however, that shares of FloridaFirst Bancorp common stock held on one account by joint owners will be deemed owned by one beneficial owner) must submit a separate cash election form for each distinct beneficial owner. Upon the request of SouthTrust, such registered holder will be required to certify to the satisfaction of SouthTrust that such registered holder holds those shares of FloridaFirst Bancorp common stock subject to a cash election as nominee for the beneficial owner covered by such cash election form and for no other beneficial owner(s).

         4. Delivery of Election Form. The properly completed and duly executed copy of this cash election form should be delivered to the Exchange Agent at the address set forth above. You may use the enclosed envelope that is addressed to American Stock Transfer & Trust Company.

         The method of delivery of the cash election form is at the election and risk of the owner.

         All questions as to the validity, form and eligibility of any cash election form will be determined by the Exchange Agent and such determination shall be final and binding. Neither SouthTrust nor the Exchange Agent is under any obligation to provide notification of any defects in any cash election.

         All cash elections will be considered in accordance with the terms and conditions of the Merger Agreement. If there is any inconsistency or conflict between this cash election form and the Merger Agreement, the Merger Agreement shall control in all cases.

         5. Signatures on Election Form. If this cash election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

         If the certificate(s) subject to this cash election is owned of record by two or more joint owners, all such owners must sign this cash election form.

         If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate cash election forms as there are different registrations of certificates.

         If this cash election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the Exchange Agent of his or her authority to so act. The Exchange Agent will not deliver the merger consideration until all instructions herein are complied with.

         6. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to SouthTrust or must establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

         7. Voting Rights and Dividends. Holders of FloridaFirst Bancorp common stock will continue to have the right to vote and to receive all dividends paid on all shares of FloridaFirst Bancorp common stock until the merger becomes effective.

         8. Information and Additional Copies. If you have questions about this cash election, you may contact Kerry P. Charlet at FloridaFirst Bancorp, telephone (863) 688-6811, for information. Additional copies of this cash election form may be obtained from the Exchange Agent by writing to the address set forth above or calling (718) 921-8200.

         9. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the stockholders of FloridaFirst Bancorp and to the satisfaction of certain other conditions, including regulatory approvals. No payments of the merger consideration related to any surrender of the certificate(s) will be made prior to the consummation of the merger, and no payments of the merger consideration will be made to shareholders if the Merger Agreement is terminated. If the Merger Agreement is terminated, all cash elections will be void and of no effect.

         10. Cash Election for Less than All Shares. In the event that you make a cash election for less than all of your shares of FloridaFirst Bancorp common stock, the shares of FloridaFirst Bancorp common stock with respect to which no cash election is made will, upon completion of the merger, be converted into shares of SouthTrust common stock at the exchange ratio set forth in the Merger Agreement.

         COMPLETING AND RETURNING THIS CASH ELECTION FORM DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE RELATED TRANSACTIONS AT THE SPECIAL MEETING OF FLORIDAFIRST BANCORP SHAREHOLDERS. IN ORDER TO CAST YOUR VOTE WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE RELATED TRANSACTIONS, YOU SHOULD COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD TO FLORIDAFIRST BANCORP ACCORDING TO THE INSTRUCTIONS IN THE PROXY STATEMENT/PROSPECTUS.

         The enclosed envelope that is addressed to American Stock Transfer & Trust Company should only be used for returning this Cash Election Form if you are making a cash election.

--------------------------------------------------------------------------------

                                  CASH ELECTION

--------------------------------------------------------------------------------





_____ CASH ELECTION FOR ALL SHARES. The undersigned makes a cash election for all of his or her shares of FloridaFirst Bancorp common stock. All such shares are identified below and equal the number of "Total Shares."

_____ CASH ELECTION FOR LESS THAN ALL SHARES. The undersigned makes a cash election for _____________ shares of FloridaFirst Bancorp common stock. This cash election applies to fewer than all of his or her shares identified below as "Total Shares."


Check only one item on the left. If you wish to make a cash election for fewer than your total number of shares, you must check only the lower item and indicate in the blank the number of shares of FloridaFirst Bancorp common stock as to which you are making a cash election. In no event may the number of shares entered in the lower item exceed the number of shares entered as the Total Shares. Please note that (as described above) because SouthTrust will limit the total number of shares of FloridaFirst Bancorp common stock for which it will pay cash in the merger, there is no guarantee you will receive cash for all of your shares of FloridaFirst Bancorp common stock even if you make a proper cash election. If the number of FloridaFirst Bancorp shares for which a cash election is made exceeds the total number of FloridaFirst Bancorp shares for which SouthTrust has agreed to pay cash in the merger, the FloridaFirst Bancorp shares to receive cash will be reduced on a pro rata basis.

--------------------------------------------------------------------------------

                 DESCRIPTION OF SHARES OF FLORIDAFIRST BANCORP
                      COMMON STOCK COVERED BY CASH ELECTION


--------------------------------------------------------------------------------

                                                                                          No. of Shares
Name(s) and Address(es) of Registered Holder(s)                  Certificate              Represented by
(Print exactly as name appears on Certificate)                      Number                  Certificate
----------------------------------------------                   -----------              --------------


----------------------------------------------                   -----------              --------------


----------------------------------------------                   -----------              --------------


----------------------------------------------                   -----------              --------------


----------------------------------------------                   -----------              --------------


----------------------------------------------                   -----------              --------------


----------------------------------------------                   -----------              --------------


                                   Total Shares                  -----------              --------------

          PLEASE LIST ALL OF YOUR SHARES OF FLORIDAFIRST BANCORP COMMON
          STOCK EVEN IF YOU ARE ELECTING TO RECEIVE CASH CONSIDERATION
                IN EXCHANGE FOR FEWER THAN ALL OF YOUR SHARES OF
                       FLORIDAFIRST BANCORP COMMON STOCK.

--------------------------------------------------------------------------------


                                  SIGNATURE(S)

--------------------------------------------------------------------------------

SIGN HERE AND COMPLETE SUBSTITUTE W-9 ON PAGE 10:

Signature(s) of Registered Holder(s))











(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder's FloridaFirst Bancorp stock certificate(s). If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)

Date:  __________________, 2004


                                 -----------------------------------------------
                                                     Name(s)



                                 -----------------------------------------------
                                                  (Please print)




                                 -----------------------------------------------
                                                   Address(es)



                                 -----------------------------------------------
                                               Telephone Number(s)



                                 -----------------------------------------------
                                              Capacity (Full title)

--------------------------------------------------------------------------------------------------------------------
         Payer's Name: SouthTrust Corporation, Birmingham, Alabama
--------------------------------------------------------------------------------------------------------------------

SUBSTITUTE                          PART 1 -  PLEASE PROVIDE YOUR TIN IN THE BOX  ----------------------------------
FORM              W-9                         AT RIGHT AND CERTIFY BY SIGNING         Social Security Number(s)
                                              AND DATING BELOW                    or
Department of the Treasury                                                               ---------------------------
Internal Revenue Service                                                                 Employer Identification
                                                                                         Number(s)
                                    --------------------------------------------------------------------------------

                                    PART 2 - Certification - Under penalties of                 PART 3-
Payer's Request                     perjury, I certify that:                                 Awaiting TIN
for Taxpayer Identification                                                                       [ ]
Number (TIN)                                                                        --------------------------------
                                    (1)    the number shown on this form is my
                                           correct Taxpayer Identification
                                           Number (or I am waiting for a number
                                           to be issued to me) and

                                    (2)    I am not subject to backup
                                           withholding because (a) I am exempt
                                           from backup withholding or (b) I have
                                           not been notified by the Internal
                                           Revenue Service (the "IRS") that I am
                                           subject to backup withholding as a
                                           result of a failure to report all                    PART 4-
                                           interest or dividends or (c) the IRS                 Exempt
                                           has notified me that I am no longer                    [ ]
                                           subject to backup withholding.
                                    --------------------------------------------------------------------------------

                                    CERTIFICATION INSTRUCTIONS - You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2). If you are exempt from backup withholding, check the box in Part 4 above.
--------------------------------------------------------------------------------------------------------------------

Signature                                                     Date
             -------------------------------                            --------------------------------------------
--------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

--------------------------------------------------------------------------------
                CERTIFICATE OF AWAITING TAX IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature:                                       Date:
          ---------------------------                 --------------------------

--------------------------------------------------------------------------------



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